SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):     March 11, 2019

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019, Stephen E. Macadam, the Chief Executive Officer and President of EnPro Industries, Inc. (the “Company”), informed the Board of Directors of the Company of his decision to retire as Chief Executive Officer and President of the Company effective at the close of business on July 29, 2019. On March 11, 2019, the Company issued a press release announcing Mr. Macadam’s retirement and the intention of the Company’s Board of Directors to appoint Marvin A. Riley, the Company’s Executive Vice President and Chief Operating Officer, to succeed Mr. Macadam as Chief Executive Officer and President effective upon Mr. Macadam’s retirement from those positions. Such press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Mr. Riley, age 44, has served as the Company’s Executive Vice President and Chief Operating Officer since July 2017. He served as President of the Company’s Fairbanks Morse division from May 2012 to May 2018, and prior to that served as Vice President, Manufacturing, of the Company from December 2011 until being appointed President of Fairbanks Morse. Mr. Riley served as Vice President Global Operations of the Company’s GGB division from November 2009 until November 2011 and as Vice President Operations Americas, GGB division, from July 2007 until November 2011. Prior to joining the Company, Mr. Riley was an executive with General Motors Vehicle Manufacturing and held multiple positions of increasing responsibility from 1997 to 2007 within General Motors. He received a B.S.E.E. in electrical engineering from Howard University and an M.B.A. from Johns Hopkins University and completed the Advanced Management Program at the Harvard Business School.

In connection with his retirement as Chief Executive Officer and President, Mr. Macadam offered to continue to serve as an employee of the Company through February 29, 2020 to facilitate the transition of the leadership of the Company and provide assistance to Mr. Riley, and he advised the Company’s Board of Directors of his intention to resign as a director effective on February 29, 2020. On March 11, 2019, the Company and Mr. Macadam entered into an amendment to Mr. Macadam’s employment agreement to provide for his service as Vice Chairman, at his current salary rate, from July 29, 2019 until his retirement from all employment positions on February 29, 2020. As Vice Chairman, Mr. Macadam is to report to the Company’s Board of Directors and is to provide such assistance to the Company’s Chief Executive Officer to facilitate the transition in leadership of the Company as the Board of Directors and the Chief Executive Officer may reasonably request. The amendment provides for the proration upon retirement of outstanding long-term incentive compensation awards through December 31, 2019, though the proration upon retirement for outstanding restricted stock unit awards would continue until the February 29, 2020 retirement date. It also provides that Mr. Macadam would not be eligible to receive annual incentive compensation awards and long-term compensation awards in 2020. This amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Second Amendment to Executive Employment Agreement dated as of March 11, 2019 between EnPro Industries, Inc. and Stephen E. Macadam
Exhibit 99.1	Press Release of EnPro Industries, Inc. dated March 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 11, 2019

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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